Exhibit 10.2

SECURITY AGREEMENT: SECURITIES ACCOUNT

1.             GRANT OF SECURITY INTEREST.  For valuable consideration, the undersigned DOT HILL SYSTEMS CORP., or any of them (“Debtor”), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) a security interest in (a) Debtor’s account no. 10671901 (whether held in Debtor’s name or as a Bank collateral account for the benefit of Debtor), and all replacements or substitutions therefor, including any account resulting from a renumbering or other administrative re-identification thereof (collectively, the “Securities Account”) maintained with Wells Capital Management incorporated (“Intermediary”), (b) all financial assets credited to the Securities Account, (c) all security entitlements with respect to the financial assets credited to the Securities Account, and (d) any and all other investment property or assets maintained or recorded in the Securities Account (with all the foregoing defined as “Collateral”), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Debtor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Debtor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called “Proceeds”).  Except as otherwise expressly permitted herein or in the Addendum to Security Agreement: Securities Account attached hereto (the “Addendum”), in the event Debtor receives any such Proceeds, Debtor will hold the same in trust on behalf of and for the benefit of Bank and will immediately deliver all such Proceeds to Bank in the exact form received, with the endorsement of Debtor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Bank as part of the Collateral, subject to all terms hereof.  As used herein, the terms “security entitlement,” “financial asset” and “investment property” shall have the respective meanings set forth in the California Uniform Commercial Code.

2.             OBLIGATIONS SECURED.  The obligations secured hereby are the payment and performance of:  (a) all present and future indebtedness of Debtor to Bank arising under or in connection with that certain Credit Agreement between Debtor and Bank of even date herewith (as amended or replaced from time to time, the “Credit Agreement”) and all of the other Loan Documents (as defined in the Credit Agreement); and (b) all obligations of Debtor and rights of Bank under this Agreement and the other Loan Documents (collectively, the “Indebtedness”).  The word “indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

3.             TERMINATION.  This Agreement will terminate upon the performance of all obligations of Debtor to Bank, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

4.             OBLIGATIONS OF BANK.  Bank shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds.  Bank shall not be obligated to take any action with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing and Bank determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness.

5.             REPRESENTATIONS AND WARRANTIES.  Debtor represents and warrants to Bank that:  (a) Debtor’s legal name is exactly as set forth on the first page of this Agreement, and all of Debtor’s organizational documents or agreements delivered to Bank are complete and accurate in every material respect; (b) Debtor is the owner of the Collateral and Proceeds; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Debtor to Bank, in writing, or any lien in favor of the Intermediary as described in the Securities Account Control Agreement among Bank, Debtor and Intermediary of even date herewith (the “Control Agreement”); (e) all statements contained herein and, where applicable, in the Collateral, are true and complete in all material respects; (f) no financing statement or control agreement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, exists or is on file in any public office or remains in effect; (g) no person or entity, other than Debtor, Bank and Intermediary, has any interest in or control over the Collateral; and (h) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, (i) all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and (ii) the same comply with applicable laws concerning form, content and manner of preparation and execution.

6.             COVENANTS OF DEBTOR.

(a)           Debtor agrees in general:  (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto except to the extent such losses, claims, demands, liabilities and expenses are caused directly by Bank’s willful misconduct or gross negligence; (iii) to pay all costs and expenses, including reasonable attorneys’ fees, incurred by Bank in the perfection and preservation of the Collateral or Bank’s interest therein and/or the realization, enforcement and exercise of Bank’s rights, powers and remedies hereunder; (iv) to permit Bank to exercise its powers; (v) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (vi) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (vii) not to change the places where Debtor keeps any Collateral or Debtor’s records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Debtor is moving same; and (viii) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b)           Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing:  (i) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank’s security interest in Collateral and Proceeds; (ii) not to permit any security interest in or lien on the Collateral or Proceeds, except in favor of Bank and except liens in favor of Intermediary to the extent expressly permitted in the Control Agreement; (iii) not to hypothecate or permit the transfer by operation of law of any of the Collateral or Proceeds or any interest therein; (iv) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (v) if requested by Bank, and except as provided in the Addendum, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (vi) in the event Bank elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, filing, recording, record keeping and expenses incidental thereto; and (vii) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims. If the Collateral or Proceeds consists of securities and so long as no Event of Default exists, Debtor shall be entitled to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Bank’s interests in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement.  Debtor further agrees that any party now or at any time hereafter authorized by Debtor to advise or otherwise act with respect to the Securities Account shall be subject to all terms and conditions contained herein and in any control, custodial or other similar agreement at any time in effect among Bank, Debtor and Intermediary relating to the Collateral.

7.             POWERS OF BANK.  Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them, whether or not Debtor is in default with respect to powers relating to the preservation and perfection of the Collateral and Bank’s rights hereunder, but only if an Event of Default has occurred and is continuing with respect to all other powers:  (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Bank’s rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, modification, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Bank may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Bank’s option, to be applied to the Indebtedness or held by Bank under this Agreement; (e) to make any compromise or settlement Bank deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (h) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.  To effect the purposes of this Agreement or otherwise upon instructions of Debtor, or any of them, or if an Event of Default has occurred and is continuing, Bank may cause any Collateral and/or Proceeds to be transferred to Bank’s name or the name of Bank’s nominee.  If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof.  The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Bank may determine.  All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank.  Bank shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

8.             PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS.  Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.  Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9.             EVENTS OF DEFAULT.  The occurrence of any “Event of Default” under the Credit Agreement shall constitute an “Event of Default” under this Agreement.

10.           REMEDIES.  Upon the occurrence and during the continuance of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor.  Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral.  All rights, powers, privileges and remedies of Bank shall be cumulative.  No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions.  While an Event of Default exists:  (a) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank; (b) Bank may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness in such order of application as Bank may from time to time elect; (c) Bank may take any action with respect to the Collateral contemplated by any control, custodial or other similar agreement then in effect among Bank, Debtor and Intermediary; and (d) at Bank’s request, Debtor will assemble and deliver all books and records pertaining to the Collateral or Proceeds to Bank at a reasonably convenient place designated by Bank.  For any Collateral or Proceeds consisting of securities, Bank shall have no obligation to delay a disposition of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or Federal law, even if the issuer thereof would agree to do so.  Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

11.           DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS.  In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like.  Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect.  Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given.

12.           STATUTE OF LIMITATIONS.  Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

13.           MISCELLANEOUS.  When there is more than one Debtor named herein:  (a) the word “Debtor” shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank.  Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds.  Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

14.           NOTICES.  All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15.           COSTS, EXPENSES AND ATTORNEYS’ FEES.  Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank’s ability to exercise any of its rights or remedies with respect thereto.  All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or the Prime Rate in effect from time to time.

16.           SUCCESSORS; ASSIGNS; AMENDMENT.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

17.           OBLIGATIONS OF MARRIED PERSONS.  Any married person who signs this Agreement as Debtor hereby expressly agrees that recourse may be had against his or her separate property for all his or her Indebtedness to Bank secured by the Collateral and Proceeds under this Agreement.

18.           SEVERABILITY OF PROVISIONS.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

19.           GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

20.           ADDENDUM.  Additional terms and conditions relating to the Securities Account are set forth in the Addendum attached hereto and incorporated herein by this reference.

Debtor warrants that Debtor is an organization registered under the laws of the State of Delaware.

Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 6305 El Camino Real, Carlsbad, California 92009.

IN WITNESS WHEREOF, this Agreement has been duly executed as of July 1, 2004.

DOT HILL SYSTEMS CORP.

By:	/s/ James L. Lambert
James L. Lambert
President

By:	/s/ Preston Romm
Preston Romm
Chief Financial Officer

ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT

THIS ADDENDUM is attached to and made a part of that certain Security Agreement: Securities Account executed by DOT HILL SYSTEMS CORP. (“Debtor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), dated as of July 1, 2004 (the “Agreement”).

The following provisions are hereby incorporated into the Agreement:

1.             Securities Account Activity.  So long as no Event of Default exists, Debtor, or any party authorized by Debtor to act with respect to the Securities Account, may (a) receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account, (b) trade financial assets maintained in the Securities Account, and (c) withdraw financial assets from the Securities Account; provided, however, that no such payment, trade or withdrawal shall be made if the Collateral Value of the Securities Account is or would be less than the amount required hereunder.  Without Bank’s prior written consent, except as permitted by the preceding sentence, neither Debtor nor any party other than Bank may withdraw or receive any distribution of any Collateral from the Securities Account.  The Collateral Value of the Securities Account shall at all times be equal to or greater than one hundred percent (100%) of the outstanding principal balance of the Indebtedness, including the amount of all issued and outstanding letters of credit, if any, secured hereby.  In the event that the Collateral Value, for any reason and at any time, is less than one hundred percent (100%) but more than ninety-one percent (91%) of the required amount, Debtor shall within thirty (30) days make a principal reduction on the Indebtedness or deposit additional assets of a nature satisfactory to Bank into the Securities Account, in either case in amounts or with values sufficient to achieve the required Collateral Value.  In the event that the Collateral Value, for any reason and at any time, is less than ninety-one percent (91%) of the required amount, Debtor shall within twenty-four (24) hours make a principal reduction on the Indebtedness or deposit additional assets of a nature satisfactory to Bank into the Securities Account, in either case in amounts or with values sufficient to achieve the required Collateral Value.

2.             Notice of Exclusive Control.  Notwithstanding any other provision to the contrary in this Security Agreement or that certain Securities Account Control Agreement (Wells Fargo Bank Intermediary) of even date herewith by and among Customer, Bank and Wells Capital Management Incorporated (“Intermediary”) (as amended or replaced from time to time, the “Control Agreement”), Bank shall not deliver to Intermediary any Notice of Exclusive Control (as such term is defined in Section 3(c) of the Control Agreement) unless at the time of the giving of any such Notice, an Event of Default has occurred and is continuing.

3.             “Collateral Value” means the percentage set forth below of the lower of the face or market value, or the lower of the face or redemption value, as appropriate, for each type of investment property held in the Securities Account at the time of computation, with such value and the classification of any particular investment property in all instances determined by Bank in its sole discretion, and excluding from such computation (a) all WF Securities and Collective Investment Funds, (b) any stock with a market value of $10.00 or less, and (c) all investment property from an issuer if Bank determines such issuer to be ineligible.

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Type of Investment Property	Percentage

Cash and Cash Equivalents	100%

U.S. Government Bills, Notes and U.S. Government Sponsored Agency Securities:

(a) with maturities less than or equal to 5 years	90%

(b) with maturities greater than 5 years but less than or equal to 10 years	85%

(c) with maturities greater than 10 years	80%

Corporate and Municipal Bonds and Notes:

(a) rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities less than or equal to 5 years	85%

(b) rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities greater than 5 years but less than or equal to 10 years	80%

(c) rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities greater than 10 years	75%

(d) rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities less than or equal to 5 years	80%

(e) rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities greater than 5 years but less than or equal to 10 years	75%

(f) rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities greater than 10 years	70%

Commercial Paper:

(a) rated A1 or P1 by a nationally recognized rating agency	80%

(b) rated A2 or P2 by a nationally recognized rating agency	70%

Common and Preferred Stock:

(a) traded on the New York Stock Exchange	75%

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(b) traded on NASDAQ, the American Stock Exchange or a regional exchange:

(i) with a market capitalization greater than $7.5B and

** rated A+, A or A- by a nationally recognized rating agency	75%
** rated B+ by a nationally recognized rating agency	60%
** rated B, B- or C by a nationally recognized rating agency	50%

(ii) with a market capitalization greater than $1B but less than or equal to $7.5B and

** rated A+, A or A- by a nationally recognized rating agency	60%
** rated B+ by a nationally recognized rating agency	50%
** rated B, B- or C by a nationally recognized rating agency	40%

(iii) with a market capitalization greater than or equal to $500MM but less than $1B and

** rated A+, A or A- by a nationally recognized rating agency	50%
** rated B+ by a nationally recognized rating agency	40%
** rated B, B- or C by a nationally recognized rating agency	30%

Mutual Funds:

(a) Listed Money Market	95%

(b) Short Term Taxable or Tax Exempt Bonds	90%

(c) Intermediate Term Taxable or Tax Exempt Bonds	85%

(d) General Taxable Bonds	80%

(e) Municipal Bonds, Single State Bonds or Long Term Corporate Taxable Bonds	75%

(f) Balanced Stock and Bond Funds (includes flexible portfolio)	75%

(g) Domestic Large Cap Stock	70%

(h) Domestic Equity Income Stock	70%

(i) Domestic Mortgage Taxable Bonds	70%

(j) Multi Cap Growth, Value and Core Stock	60%

(k) Mid Cap Growth, Value and Core Stock	60%

(l) Small Cap Growth, Value and Core Stock	50%

(m) Specialty Equity Stock	50%

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(n) Sector, International, High Yield Taxable and Tax Exempt Stocks and Bonds	50%

(o) Listed NASDAQ Mutual Funds	50%

4.             Exclusion from Collateral.  Notwithstanding anything herein to the contrary, the terms “Collateral” and “Proceeds” do not include, and Bank disclaims a security interest in all WF Securities and Collective Investment Funds now or hereafter maintained in the Securities Account.

5.             “Collective Investment Funds” means collective investment funds as described in 12 CFR 9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.

6.             “WF Securities” means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371(c), as amended from time to time).

IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

WELLS FARGO BANK,
DOT HILL SYSTEMS CORP.			NATIONAL ASSOCIATION

By:	/s/ James L. Lambert	By:	/s/ Brian P. Chambers
	James L. Lambert		Brian P. Chambers
	President		Vice President

By:	/s/ Preston Romm
Preston Romm
Chief Financial Officer

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